UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 19, 2017

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts	01960
(Address of principal executive offices)	Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation, Bylaws; Change in Fiscal Year

On January 19, 2017, the Board of Directors (the “Board”) of Analogic Corporation (the “Company”) approved and adopted an amendment, effective immediately (the “Amendment”), to the Company’s Bylaws, as previously amended through January 29, 2010 (the “Bylaws”). The Amendment amends Article II, Section 15 of the Bylaws relating to the timing of notices from Company stockholders who wish to nominate persons for election to the Board at an annual meeting. In particular, the amendment provides that if the date of the applicable annual meeting has been advanced by more than thirty days or delayed by more than sixty days from the anniversary date of the Company’s immediately preceding annual meeting, notice of a nomination must be delivered to the Company by the later of the ninetieth day prior to the applicable annual meeting or the tenth day following the announcement date. The Amendment also makes certain other procedural clarifications, including that an adjournment, recess or postponement of the annual meeting will not commence a new notice period or extend the existing notice period.

A copy of the Amendment is attached as Exhibit 3.1 to this current report on Form 8-K and is incorporated by reference herein. The foregoing description of the changes to the Bylaws effected by the Amendment is qualified in its entirety by reference to such exhibit.

Item 5.07. Submission of Matters to a Vote of Security Holders

The following is a brief description and vote count of all items voted on at the Company’s 2017 Annual Meeting of Stockholders, which was held on January 19, 2017 (the “2017 Annual Meeting”):

Proposal 1 – Election of Directors. Our stockholders elected six directors for a one-year term, to hold office until our 2018 Annual Meeting (as defined below), and until their respective successors have been duly elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
Bernard C. Bailey	11,501,408	136,511	5,398	415,180
Jeffrey P. Black	11,505,303	132,864	5,150	415,180
James J. Judge	11,510,343	127,959	5,015	415,180
Michael T. Modic	11,502,635	115,171	25,511	415,180
Stephen A. Odland	11,503,080	135,002	5,235	415,180
Fred B. Parks	11,483,341	154,977	4,999	415,180

Proposal 2 – Ratification of Auditors. Our stockholders ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2017.

For	Against	Abstain	Broker Non-Votes
12,042,467	4,190	11,840	0

Proposal 3 – Advisory Vote on Executive Compensation. Our stockholders approved, on a non-binding, advisory basis, the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
11,344,705	285,958	12,654	415,180

Item 8.01. Other Events

On January 19, 2017, the Board determined that the 2018 Annual Meeting of Stockholders will be held on December 1, 2017 (the “2018 Annual Meeting”). Because the date of the 2018 Annual Meeting differs by more than thirty days from the anniversary of the Company’s 2017Annual Meeting, the Company is providing this information in accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

A stockholder of the Company who wishes to have a proposal considered for inclusion in the Company’s proxy materials for the 2018 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must ensure that such proposal is received by the Company no later than July 28, 2017, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. To be considered timely, any such proposal must be received by the Company at 8 Centennial Drive, Peabody, MA 01960 (the “Executive Offices”), directed to the attention of the Company’s Secretary, and contain the information required under Rule 14a-8.

In addition, pursuant to the amended Bylaws, a stockholder of the Company who wishes to nominate a director for election at the 2018 Annual Meeting must provide the Company with notice of such nomination no later than September 2, 2017. To be considered timely, any such notice must be received by the Company at the Executive Offices, directed to the attention of the Company’s Secretary, and contain the information required by the amended Bylaws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment to Bylaws of Analogic Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

January 20, 2017	By:	/s/ John J. Fry
Name: John J. Fry
Title: Senior Vice President, General Counsel and Secretary